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                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-37737


                             PROSPECTUS SUPPLEMENT
                               DATED JULY 8, 1998
                   TO THE PROSPECTUS DATED NOVEMBER 14, 1997

                       ALTERNATIVE LIVING SERVICES, INC.


          Alternative Living Services, Inc. (the "Company") has prepared this Prospectus Supplement to update certain information included in the Company's Prospectus dated November 14, 1997 relating to the Company's $50,000,000 aggregate principal amount of Convertible Subordinated Debentures due 2004 (the "Debentures"), issued in a private placement on May 21, 1997 and the 2,469,136 shares of common stock, $.01 par value, of the Company that are issuable upon conversion of the Debentures, subject to adjustment under certain circumstances.

          The table set forth in the Prospectus under the caption "SELLING SECURITYHOLDERS" is hereby supplemented as follows:



                                        PRINCIPAL      PRINCIPAL
                                         AMOUNT         AMOUNT
                                           OF             OF
                                       DEBENTURES     DEBENTURES         PRECENT OF
                                      BENEFICIALLY    THAT MAY BE        OUTSTANDING
NAME                                      OWNED          SOLD            DEBENTURES
----                                  ------------    -----------        -----------
Forum Capital Markets LLC............ $  690,000         690,000              1.4%
SoundShore Partners L.P.............. $4,870,000      $4,870,000              9.7